UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2008

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-148201	75−3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
                          Transfer of Listing.

On December 11, 2008, we were notified by the New York Stock Exchange that we have fallen below the NYSE’s continued listing standard relating to market capitalization.  Section 802.01B(II) of the NYSE Listed Company Manual requires that our average market capitalization over a consecutive 30 trading-day period be at least $75 million.  As of December 11, 2008, the date of the NYSE notice, our 30 trading-day average market capitalization was approximately $65.4 million.

Under the applicable NYSE rules, we have 45 days from receipt of the NYSE notice to submit a plan to demonstrate our ability to achieve compliance with the market capitalization standard within 18 months.  We intend to respond to the NYSE in a timely manner.  In the meantime, our common stock will continue to be traded on the NYSE, subject to our compliance with other NYSE continued listing requirements.

On December 17, 2008, we issued a press release announcing that we had received the NYSE notice of non-compliance with the market capitalization standard.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2008

VERSO PAPER CORP.

		By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on December 17, 2008.